Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report (Form 10-K) of RF Micro Devices, Inc. and subsidiaries of our report dated April 15, 2002, included in the 2002 Annual Report to Shareholders of RF Micro Devices, Inc. and subsidiaries.

Our audits also included the financial statement schedule of RF Micro Devices, Inc. and subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-31037, 333-74230 and 333-93095) and the Registration
Statements (Form S-3 Nos. 333-49432, 333-74578 and 333-85530) of RF Micro
Devices, Inc. and subsidiaries of our report dated April 15, 2002, with respect to the consolidated financial statements of RF Micro Devices, Inc. and subsidiaries incorporated by reference in the Annual Report (Form 10-K) and the related financial statement schedule included in the Annual Report (Form 10-K) for the year ended March 30,2002.


                                                          /s/ Ernst & Young LLP

Raleigh, North Carolina
June 14, 2002